Exhibit 10.24

PEGASYSTEMS INC.

2006 EMPLOYEE STOCK PURCHASE PLAN1

l.	PURPOSE. The purpose of this 2006 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Pegasystems Inc., a Massachusetts corporation (the “Company”), and its subsidiary corporations, who wish to become stockholders of the Company an opportunity to purchase shares of the Common Stock, $.01 par value per share, of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiary corporations (as defined in Section 424(f) of the Code) (the “subsidiaries”) the employees of which are designated by the Board of Directors of the Company (the “Board”) as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

(a)	in excess of 20 hours per week; and

(b)	more than five months in the relevant calendar year.

3.	OFFERING DATES. From time to time the Company, by action of the Board, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board. Offerings may be consecutive or overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of Section 423 of the Code.

4.	PRICES. The price per share for each grant of rights hereunder shall be equal to the lesser of (a) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date on which such purchase right is granted or (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the date such purchase right is exercised, or such higher price as may be set by the Board of Directors from time to time.

At its discretion, the Board of Directors may determine a higher price for a grant of rights with respect to any Offering.

For purposes of this Plan, the term “fair market value” means, as of any date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its fair market value shall be the closing price (excluding “after hours” trading) for a share of such stock on that day (or, if the Common Stock is not traded on that day, on the last trading day preceding such date) as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotes were available); or (iii) in the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board.

1 This Plan has been restated to reflect amendments to the Plan adopted by the Company’s Board of Directors on February 14, 2008, January 8, 2010 and October 25, 2012.

5.	EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

(a)	Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.

(b)	The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.

(c)	Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.	TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period (“Offering Period”) as shall be determined by the Board when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7.	SHARES SUBJECT TO THE PLAN. No more than 500,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 8 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.	LIMITATIONS ON GRANTS.

(a)	No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

(b)	No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)

Subject to adjustment in accordance with Section 7 above, no right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price (using for this purpose 85% of the fair market value of a Share on the first day of the Offering) equal to

10% of the base salary payable to the employee during the Offering not taking into consideration any changes in the employee’s rate of compensation after the first day of the Offering, or such other percentage as determined by the Board from time to time prior to the commencement of the Offering. When determining the base salary payable to the employee during the Offering, for any employee that receives base salary in a currency other than the US dollar, the exchange rate in effect at the close of business on the last business day of the Offering will be used. This provision shall be construed to meet the requirements set forth in Section 423(b)(5) of the Code.

9.	LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board when it authorizes the offering.

10.	CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

11.	TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest.

12.	EMPLOYEE’S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and a certificate for the Shares is actually issued.

13.	RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.	LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to the terms and conditions of the Company’s Insider Trading Policy and open and closed trading windows, and compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant or within one year of the date of exercise of the applicable right, such notice to set forth the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

15.	AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board may at any time terminate or amend the Plan without notice and without further action on the part of stockholders of the Company, provided:

(a)	that no such termination or amendment shall materially and adversely affect the then existing rights of any participating employee; and

(b)	that any such amendment which:

(i)	increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

(ii)	changes the class of persons eligible to participate under the Plan; or

(iii)	materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

16.	EFFECTIVE DATE AND APPROVALS. The Plan was adopted by the Board on March 30, 2006 to become effective as of said date. The Company’s obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of its stockholders not later than June 30, 2006 and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

17.	TERM OF PLAN. The Plan will continue until there are no Shares remaining to be issued under the Plan or until the Plan is terminated by the Board, whichever occurs first.

18.	ADMINISTRATION OF THE PLAN. The Board or any committee or persons to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

Date approved by the Board of Directors of the Company: March 30, 2006 (as further amended on February 14, 2008, January 8, 2010 and October 25, 2012)

Date approved by the stockholders of the Company: May 30, 2006

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